                                                           Exhibit (y)

                  MONTHLY CERTIFICATEHOLDERS' STATEMENT
                      DISCOVER CARD MASTER TRUST I
                     Series 2003-3 Monthly Statement

                  Class A Certificate CUSIP # 25466KEQ8
                  Class B Certificate CUSIP # 25466KER6

Distribution Date: December 15, 2004                Month Ending: November 30, 2004

Pursuant to the Series Supplement dated as of March 25, 2003, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 2003-3 on this Distribution Date (per $1000 of Class
   Initial Investor Interest)

   Series 2003-3                           Total          Interest        Principal

  Class A  30 days at   2.2900000%  $1.908333333      $1.908333333          $0.000000000

  Class B  30 days at   2.7400000%  $2.283333404      $2.283333404          $0.000000000


2. Principal Receivables at the end of November, 2004
   (a)	Aggregate Investor Interest                                    $26,759,988,000.00

         Seller Interest                                               $7,218,931,549.84

         Total Master Trust                                           $33,978,919,549.84

   (b)	Group One Investor Interest                                    $26,759,988,000.00

   (c)   Group One Investor Interest for Interchange Series            $1,315,790,000.00

   (d)   Series 2003-3 Investor Interest                                 $947,369,000.00

   (e)  Class A Investor Interest                                        $900,000,000.00

        Class B Investor Interest                                         $47,369,000.00

3. Allocation of Receivables and other amounts collected during November, 2004



                                    Finance Charge         Principal
                                      Collections         Collections      Interchange
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation          $356,117,404.06  $4,583,467,196.66  $3,271,652.45

Seller Allocation                       $86,786,595.94  $1,117,001,053.07 $79,676,789.40

(b) Group One Allocation               $356,117,404.06  $4,583,467,196.66  $3,271,652.45

(c) Series 2003-3 Allocation            $12,578,030.69    $161,887,597.82          $0.00

(d)   Class A Allocation                $11,949,107.01    $153,792,932.91          $0.00

      Class B Allocation                   $628,923.68      $8,094,664.91          $0.00

                                      1

(e)	Principal Collections as a monthly percentage of Master
         Trust Receivables at the beginning of November, 2004                     16.88%

(f)	Finance Charge Collections as a monthly percentage of Master
         Trust Receivables at the beginning of November, 2004                      1.31%

(g)	Total Collections as a monthly percentage of Master
         Trust Receivables at the beginning of November, 2004                     18.19%


4. Information Concerning the Series Principal Funding Account ("SPFA")

                  Deposits into the    Deficit Amount
                    SPFA on this           on this            SPFA         Investment
                  Distribution Date   Distribution Date      Balance         Income
Series 2003-3                  $0.00               $0.00           $0.00           $0.00


5. Information Concerning Amount of Controlled Liquidation Payments

                              Amount Paid on     Deficit Amount on     Total Payments
                                   this                this             through this
                            Distribution Date    Distribution Date   Distribution Date
Series 2003-3                     $0.00                $0.00                $0.00


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                           Deposits into the SIFA            SIFA
                                         on this Distribution Date         Balance
    Series 2003-3                                        $1,825,659.22             $0.00

7.  Pool Factors for November, 2004
    Class A                                                                   1.00000000

    Class B                                                                   1.00000000


8. Investor Charged-Off Amount
                                                                  Cumulative Investor
                                                 November, 2004   Charged-Off Amount

   (a) Group One                                $155,175,679.84                    $0.00

   (b) Series 2003-3                              $5,480,789.32                    $0.00

   (c) Class A                                    $5,206,740.20                    $0.00

       Class B                                      $274,049.12                    $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of November, 2004                        6.94%                      N/A

                                      2

9. Investor Losses for November, 2004

                                                                Per $1,000 of Initial
                                                    Total     Series Investor Interest
   (a) Group One                                     $0.00                         $0.00

   (b) Series 2003-3                                 $0.00                         $0.00

   (c) Class A                                       $0.00                         $0.00

       Class B                                       $0.00                         $0.00

10.  Reimbursement of Investor Losses for November, 2004

                                                               Per $1,000 of Initial
                                                     Total   Series Investor Interest
   (a) Group One                                     $0.00                         $0.00

   (b) Series 2003-3                                 $0.00                         $0.00

   (c) Class A                                       $0.00                         $0.00

       Class B                                       $0.00                         $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for November, 2004

                                                               Per $1,000 of Initial
                                                    Total    Series Investor Interest
   (a) Group One                                    $0.00                          $0.00

   (b) Series 2003-3                                $0.00                          $0.00

   (c) Class A                                      $0.00                          $0.00

       Class B                                      $0.00                          $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                          $44,705,243.32

   (b) Series 2003-3                                                       $1,578,948.33

   (c) Class A                                                             $1,500,000.00

       Class B                                                                $78,948.33

13. Class Available Subordinated Amount on this Distribution Date

                                                                 As a Perecentage of
                                            Total             Class A Invested Amount
      Series 2003-3, Class B              $118,421,125.00                       13.1579%

                                      3

14. Total Available Credit Enhancement Amounts

                                                       Shared Amount      Class B Amount
  (a) Maximum Amount on this Distribution Date                 $0.00      $71,052,675.00

  (b) Available Amount on this Distribution Date               $0.00      $71,052,675.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date                    $0.00               $0.00

  (d) Credit Enhancement Fee on this Distribution Date                        $70,252.83

15. Delinquency Summary
    Master Trust Receivables Outstanding at the end of
    November, 2004                                                    $34,390,996,453.96

                                          Delinquent Amount      Perecentage of Ending
     	Payment Status                     Ending Balance        Receivables Outstanding

    	30-59 Days                              $519,522,955.79            1.51%

    	60-179 Days                           $1,185,377,906.57            3.45%

                                                            (1)
16. Excess Spread Percentages on this Distribution Date

                   (2)
   (a) Group One                                                                   4.12%
                                                (3)
   (b) Series 2003-3                                                               4.59%

17. Net Principal Charge-Off Percentage on this
    Distribution Date  (4)
    Charge-offs net of recoveries as an annualized percentage of
    Principal Receivables at the beginning of November, 2004                       6.02%

                                 U.S. Bank National Association
                                 as Trustee

                              BY:_________________________________

                                 Vice President


_______________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series or subseries, if any, with negative Series Excess Spreads.

(2) Group Excess Spread is the sum of the Series Excess Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) Series Excess Spread for this Series is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of (i) the monthly interest for this Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6),
(ii) the monthly servicing fee for this Series (see
Item 12(b)), (iii) the Investor Charged-Off Amount (see
Item 8(b)), and (iv) the Credit Enhancement Fee (see
Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3.

                         MASTER SERVICER'S CERTIFICATE STATEMENT

                              DISCOVER CARD MASTER TRUST I

                             Series 2003-3 Monthly Statement

                                       CREDIT CARD
                                PASS-THROUGH CERTIFICATES
	The undersigned, a duly authorized representative of Discover Bank, as Master Servicer pursuant to the Amended and Restated Pooling &
Servicing Agreement dated as of November 3, 2004 (the 'Pooling &
Servicing Agreement') and the Series Supplement, dated as of March 25, 2003 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master
Trust I, Series 2003-3 Master Trust Certificates for the Distribution
 Date occurring on December 15, 2004:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
    November, 2004 is equal to                                         $6,143,372,249.73

4.  The aggregate amount of Class A Principal Collections
    processed during November, 2004 is equal to                          $153,792,932.91


5.  The aggregate amount of Class A Finance Charge Collections
    processed during November, 2004 is equal to                           $11,949,107.01

6.  The aggregate amount of Class A Interchange processed
    during November, 2004 is equal to                                              $0.00


7.  (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
        November, 2004 is equal to                                                 $0.00

    (b) The aggregate amount of Class A Additional Funds for
        this Distribution date is equal to                                         $0.00


8. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class A Required Amount Shortfall
        is equal to                                                                $0.00

    (b) with respect to the Class A Cumulative Investor
        Charged-Off Amount is equal to                                             $0.00

    (c) with respect to the Class A Investor Interest is equal to                  $0.00

9.  The sum of all amounts payable to the Class A Certificateholders
    on the current Distribution Date is equal to                           $1,717,500.00

                                      1

10. The aggregate amount of Class B Principal Collections
    processed during November, 2004 is equal to                            $8,094,664.91


11. The aggregate amount of Class B Finance Charge Collections
    processed during November, 2004 is equal to                              $628,923.68

12. The aggregate amount of Class B Interchange processed
    during November, 2004 is equal to                                              $0.00


13. (a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
        November, 2004 is equal to                                                 $0.00

    (b) The aggregate amount of Class B Additional Funds for
        this Distribution date is equal to                                         $0.00


14. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

    (a) with respect to the Class B Required Amount Shortfall
        is equal to                                                                $0.00

    (b) with respect to the Class B Cumulative Investor
        Charged-Off Amount is equal to                                             $0.00

    (c) with respect to the Class B Investor Interest is equal to                  $0.00

15. The sum of all amounts payable to the Class B Certificateholders
    on the current Distribution Date is equal to                             $108,159.22




16. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee Pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of December, 2004.


 Series 2003-3                         DISCOVER BANK
                                       as Master Servicer


                                       By: /S/ Michael F. Rickert
                                       ___________________________________
                                       Vice President,
                                       Chief Accounting Officer
                                       and Treasurer



                                      2